-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


                Date of Report:  May 16, 2000
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

          _______________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  May 16, 2000

                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)

                                  Contact:    Greg Derrick
                                              Deere & Company
                                              Moline, IL 61265
                                              (309) 765-5290


For Immediate Release May 16, 2000
----------------------------------


DEERE HAS HIGHER SECOND-QUARTER EARNINGS;
FARM SECTOR SHOWS SIGNS OF STABILIZING

-   Second-quarter profits rise 36% on 12% sales gain

-   Equipment operating profit jumps 64%

- Physical-volume of sales now projected to be up 15% for year

- Growth and efficiency initiatives producing strong results

    MOLINE, IL (May 16, 2000) Deere & Company today reported worldwide net income of $204.3 million, or $.87 per share, for the second quarter ended April 30, 2000. This was a 36 percent increase from last year's second-quarter earnings of $150.1 million, or $.65 per share. For the first six months, net income was $242.0 million, or $1.03 per share, representing a 21 percent gain in comparison with last year's $199.8 million, or $.86 per share. The increases were primarily due to improved manufacturing efficiencies and higher sales and production volumes.

    "Sales for the quarter moved ahead in line with our expectations," noted Hans W. Becherer, chairman and chief executive officer. "Although the farm economy is continuing to feel the impact of low commodity prices, our operations are benefiting from efficiencies associated with higher agricultural-equipment production schedules, and the continued progress of quality and efficiency-improvement initiatives under way in the company." After being sharply reduced in 1999 to bring down dealer receivables, Deere's farm-machinery production levels have been increased this year to correspond more closely with expected retail demand.

    Worldwide net sales and revenues were $3.790 billion for the second quarter and $6.129 billion for the first six months of 2000, compared with $3.468 billion and $5.927 billion, respectively, last year. Net sales of equipment were $3.324 billion for the second quarter and $5.204 billion for the first six months, compared with $2.957 billion and $4.930 billion for the comparable periods a year ago. The net sales increase was primarily due to increased physical volumes of sales, partially offset by the impact of weaker European currencies. Overseas sales were up 6 percent for the quarter and 2 percent higher for the year to date. Excluding the impact of weaker exchange rates, the respective increases were 15 percent and 10 percent. Overall, the physical volume of sales increased 15 percent for the quarter and 8 percent for the first six months, compared with a year ago.

    Worldwide equipment operations had net income of $165.4 million for the quarter and $160.3 million for the first six months of 2000, compared with $102.8 million and $109.5 million, respectively, last year. The increases were primarily due to improved manufacturing efficiencies, lower pension and health-care costs, as well as higher sales and production volumes. Partially offsetting these factors were higher sales-incentive costs, higher selling and administrative expenses related to growth and other initiatives, a higher tax rate, and the impact of weaker European currencies. Worldwide equipment operating profit was $341 million for the quarter, a 64 percent increase over last year's $208 million, and $361 million for the first six months, a 39 percent increase compared with last year's $259 million.

- Operating profit of the worldwide agricultural equipment division was $159 million for the second quarter and $173 million for the first six months, compared with $61 million and $79 million, respectively, in 1999. The increases were primarily due to improved manufacturing efficiencies associated with higher production volumes, in addition to lower pension and health-care costs and the impact of quality and efficiency-improvement initiatives. Partially offsetting these factors were higher selling and administrative expenses related to growth and other initiatives, higher sales-incentive costs and the impact of lower European exchange rates. Agricultural-equipment production schedules this year are in line with expected retail demand, allowing the division to operate at more efficient levels. Overseas operations continued to be positive contributors to the division's results for these periods, although at a lower level than last year, due to the impact of weaker European currencies, a less favorable sales mix, higher sales-incentive costs and higher growth-related selling and administrative expenses.

- Worldwide commercial and consumer equipment operating profit was $115 million for the quarter and $124 million for the first six months, compared with $89 million and $101 million in the comparable 1999 periods. The increases were primarily due to higher sales volumes driven by continued strong retail demand for company products. Partially offsetting these factors were higher selling and administrative costs related to growth initiatives, as well as inefficiencies and costs primarily related to the relocation of the handheld-product operations. In addition, the division is benefiting from positive worldwide acceptance of the many innovative products that have been recently introduced.

- Operating profit of the worldwide construction equipment division was $81 million for the quarter and $92 million for the first six months, compared with $63 million and $88 million, respectively, last year. The increases were primarily due to higher sales and improved efficiencies. Sales for the quarter and the first six months were 13 percent and 3 percent higher than last year's comparable periods primarily due to an expanded product line. Last year's sales were reduced, according to plan, by implementation of the estimate-to-cash order-fulfillment initiative. On April 28, 2000, the acquisition of Timberjack Group was completed for a purchase price of approximately $570 million. Through the acquisition, Deere became the world's largest producer of forest-harvesting equipment.

- Net income of the credit operations was $36 million for the quarter and $77 million for the first six months, compared with $42 million and $84 million last year. The decreases were primarily due to lower gains from the sale of retail notes and higher operating expenses, partially offset by higher income from a larger portfolio.

- The company's other businesses had operating losses of $11 million for the quarter and $19 million for the first six months, compared with a break-even performance and a $3 million operating loss for last year's comparable periods. Current-year results reflected costs related to the development of new products, e-business initiatives, and goodwill amortization of the special-technologies group. These factors were partially offset by higher operating profit of the health-care operations.

MARKET CONDITIONS AND OUTLOOK

- AGRICULTURAL EQUIPMENT. North American agricultural prospects for 2000 have generally improved over the last quarter. Although remaining at historically low levels, crop prices have risen over concerns about dry soil conditions in large portions of the corn belt and long-range weather forecasts suggesting below-normal precipitation in the same area. In addition, worldwide demand for grains and oilseeds has exceeded earlier expectations, while livestock prices have risen to profitable levels for most producers. The U.S. federal budget proposal carries a $7.1 billion supplement to existing farm programs, suggesting that farm income may be favorable again in 2000. Based on these conditions, Deere now expects industry retail sales in North America will be flat to down 5 percent from last year's levels, with declines of 5 to 10 percent expected in other major markets.

- COMMERCIAL AND CONSUMER EQUIPMENT. Continuing their strong momentum, retail sales of Deere's commercial and consumer equipment are expected to achieve further growth this year. These operations are expected to benefit from market-share growth and continued positive worldwide customer response to recently introduced products.

- CONSTRUCTION EQUIPMENT. Despite higher mortgage rates, U.S. housing starts are expected to remain near 1.6 million units in 2000, down slightly from last year's 1.67 million. Public construction, especially for highways and streets, should continue to grow rapidly this year, and non-residential construction should also experience modest growth. In this environment, Deere expects construction-industry retail sales to be down 5 to 10 percent, compared with last year. In forestry, pulp prices continue to recover as demand has risen in response to more rapid worldwide economic growth, while capacity has been held in check by a number of mill shutdowns. Lumber prices, although lower than last year, remain favorable for most producers. In Deere's view, this environment supports a continued high level of forestry activity in Europe and recovery in other global markets. At the retail level, sales of company construction-equipment division products are expected to be higher for the rest of the year due to an expanded product line and impact of the Timberjack acquisition.

- CREDIT OPERATIONS. Credit is expected to continue to benefit from a larger receivable and lease portfolio this year. However, lower gains on the sale of retail notes and higher growth expenditures will have an adverse effect on results.

    Based on these conditions, and with the inclusion of Timberjack, the company's worldwide physical volume of sales is currently projected to increase by 15 percent for full-year 2000 versus 1999. Third-quarter physical volumes are projected to be 21 percent higher than in the comparable period of last year.

    "We are encouraged by our performance this year, which we regard as evidence of Deere's leadership in key markets,"
Becherer said. "We remain on track with our growth and efficiency-improvement plans and are in excellent condition to see substantial growth from a full recovery of the farm sector when it occurs."

JOHN DEERE CAPITAL CORPORATION

    The following is disclosed on behalf of the company's U.S. credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. JDCC's net income was $32.4 million for the second quarter and $68.5 million for the first six months of 2000, compared with $36.5 million and $73.9 million, respectively, last year. The decreases were primarily due to lower gains from the sale of retail notes and higher operating expenses, partially offset by higher income on a larger average receivable and lease portfolio.

    Net receivables and leases financed by JDCC were $7.848 billion at April 30, 2000, compared with $7.690 billion one year ago. The increase resulted from acquisitions exceeding collections during the last twelve months. This was partially offset by sales of retail notes during the same period. Net receivables and leases administered, which include receivables previously sold, totaled $9.596 billion at April 30, 2000, compared with $9.085 billion at April 30, 1999.

SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements under the "Market Conditions and Outlook" heading and other statements herein that relate to future operating periods, are subject to important risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates; monetary and fiscal policies (including actions by the Federal Reserve Board); technological difficulties; accounting standards; and other risks and uncertainties. The impact of the recent Timberjack acquisition is uncertain, including the impact of post-merger integration costs and the amortization of intangibles. Retail sales of agricultural equipment are especially affected by the weather in the summer, while the number of housing starts is especially important to sales of construction equipment. Prices for lumber, structural panels, and pulp are important to sales of forestry equipment. Sales of consumer equipment are affected by general economic activity, employment, income, wealth, and consumer borrowing patterns. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. These estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission.

               SECOND QUARTER 2000 PRESS RELEASE

Net sales and revenues:
(millions of dollars and shares except per share amounts)

                                         Three Months Ended
                                              April 30
                                       ----------------------
                                                         %
                                        2000    1999   Change
                                       ------  ------  ------
Net sales and revenues:
  Agricultural equipment net sales     $1,675  $1,581  +  6
  Commercial and consumer equipment
    net sales                             999     812  + 23
  Construction equipment net sales        634     559  + 13
  Other net sales                          16       5  +220
      Total net sales                   3,324   2,957  + 12
  Credit revenues                         312     278  + 12
  Other revenues                          154     233  - 34
    Total net sales and revenues*      $3,790  $3,468  +  9

Operating profit (loss):
  Agricultural equipment               $  159  $   61  +161
  Commercial and consumer equipment       115      89  + 29
  Construction equipment                   81      63  + 29
  Credit                                   56      65  - 14
  Other                                   (11)
    Total operating profit*               400     278  + 44
Interest, corporate expenses
  and income taxes                       (196)   (128) + 53
    Net income                         $  204  $  150  + 36

Per Share:
  Net income - basic                   $  .87  $  .65  + 34
  Net income - diluted                 $  .87  $  .65  + 34

* Includes overseas equipment
      operations:
    Net sales                          $  816  $  767  +  6
    Operating profit                   $   74  $   99  - 25


Net sales and revenues:
(millions of dollars except per share amounts)

                                          Six Months Ended
                                              April 30
                                       ----------------------
                                                         %
                                        2000    1999   Change
                                       ------  ------  ------
Net sales and revenues:
  Agricultural equipment net sales     $2,709  $2,738  -  1
  Commercial and consumer equipment
    net sales                           1,492   1,241  + 20
  Construction equipment net sales        973     946  +  3
  Other net sales                          30       5  +500
      Total net sales                   5,204   4,930  +  6
  Credit revenues                         613     539  + 14
  Other revenues                          312     458  - 32
    Total net sales and revenues*      $6,129  $5,927  +  3

Operating profit (loss):
  Agricultural equipment               $  173  $   79  +119
  Commercial and consumer equipment       124     101  + 23
  Construction equipment                   92      88  +  5
  Credit                                  120     130  -  8
  Other                                   (19)     (3) +533
    Total operating profit*               490     395  + 24
Interest, corporate expenses
  and income taxes                       (248)   (195) + 27
    Net income                         $  242  $  200  + 21

Per Share:
  Net income - basic                   $ 1.03  $  .86  + 20
  Net income - diluted                 $ 1.03  $  .86  + 20

* Includes overseas equipment
      operations:
    Net sales                          $1,366  $1,338  +  2
    Operating profit                   $  107  $  152  - 30


                                April 30  October 31  April 30
                                  2000       1999       1999
                                --------  ----------  --------
Equipment Operations:
  Trade accounts and notes
    receivable - net            $ 3,815   $ 3,251     $ 4,272
  Inventories                   $ 1,877   $ 1,294     $ 1,584

Financial Services:
  Financing receivables and
    leases financed - net       $ 9,226   $ 8,276     $ 8,846
  Financing receivables and
  leases administered -
    net                         $11,177   $10,992     $10,393

Average shares outstanding        234.0     232.9       232.2

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                       Consolidated
                                       Subsidiaries)
                                    -------------------
Millions of dollars except per       Three Months Ended
share amounts                             April 30
(Unaudited)                            2000      1999
                                    --------  ---------
Net Sales and Revenues
Net sales of equipment              $3,324.1  $2,957.1
Finance and interest income            312.2     274.9
Insurance and health care premiums     115.8     186.1
Investment income                        3.7      16.0
Other income                            33.9      34.3
    Total                            3,789.7   3,468.4

Costs and Expenses
Cost of goods sold                   2,605.4   2,438.7
Research and development expenses      139.7     113.1
Selling, administrative and general
  expenses                             363.2     340.6
Interest expense                       160.1     142.8
Insurance and health care claims
  and benefits                          94.9     152.3
Other operating expenses                73.2      50.1
    Total                            3,436.5   3,237.6

Income of Consolidated Group
  Before Income Taxes                  353.2     230.8
Provision for income taxes             149.5      82.7
Income of Consolidated Group           203.7     148.1

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .1        .2
  Other                                   .5       1.8
    Total                                 .6       2.0

Net Income                          $  204.3  $  150.1

Per Share:
  Net income - basic                $    .87  $    .65
  Net income - diluted              $    .87  $    .65

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME    (Deere & Company with
                                     Financial Services
                                     on the Equity Basis)
                                    ---------------------
Millions of dollars except per       Three Months Ended
share amounts                             April 30
(Unaudited)                            2000      1999
                                    --------  -----------
Net Sales and Revenues
Net sales of equipment              $3,324.1  $2,957.1
Finance and interest income             21.3      24.0
Insurance and health care premiums
Investment income                        1.1
Other income                            23.4      17.2
    Total                            3,369.9   2,998.3

Costs and Expenses
Cost of goods sold                   2,609.2   2,442.8
Research and development expenses      139.7     113.1
Selling, administrative and general
  expenses                             275.1     237.1
Interest expense                        44.2      42.7
Insurance and health care claims
  and benefits
Other operating expenses                 7.9       1.5
    Total                            3,076.1   2,837.2

Income of Consolidated Group
  Before Income Taxes                  293.8     161.1
Provision for income taxes             128.4      58.3
Income of Consolidated Group           165.4     102.8

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                36.2      42.3
  Other                                  2.7       5.0
    Total                               38.9      47.3

Net Income                          $  204.3  $  150.1


DEERE & COMPANY                      FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
                                     ------------------
Millions of dollars except per       Three Months Ended
share amounts                            April 30
(Unaudited)                            2000      1999
                                    --------  ---------
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  295.8  $  255.1
Insurance and health care premiums     120.4     192.5
Investment income                        2.6      16.0
Other income                            17.6      23.2
    Total                              436.4     486.8

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                              88.8     104.9
Interest expense                       120.8     104.3
Insurance and health care claims
  and benefits                          94.9     153.7
Other operating expenses                72.5      54.3
    Total                              377.0     417.2

Income of Consolidated Group
  Before Income Taxes                   59.4      69.6
Provision for income taxes              21.1      24.3
Income of Consolidated Group            38.3      45.3

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .1        .2
  Other                                   .1
    Total                                 .2        .2

Net Income                          $   38.5  $   45.5

DEERE & COMPANY                        CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                        Consolidated
                                        Subsidiaries)
                                    ------------------
Millions of dollars except per       Six Months Ended
share amounts                            April 30
(Unaudited)                           2000      1999
                                    --------  --------
Net Sales and Revenues
Net sales of equipment              $5,204.1  $4,930.3
Finance and interest income            615.6     534.0
Insurance and health care premiums     228.4     365.9
Investment income                       12.8      34.7
Other income                            68.2      62.1
    Total                            6,129.1   5,927.0

Costs and Expenses
Cost of goods sold                   4,157.8   4,092.5
Research and development expenses      242.3     209.0
Selling, administrative and general
  expenses                             678.9     642.5
Interest expense                       306.9     276.9
Insurance and health care claims
  and benefits                         185.1     306.2
Other operating expenses               145.1      92.8
    Total                            5,716.1   5,619.9

Income of Consolidated Group
  Before Income Taxes                  413.0     307.1
Provision for income taxes             170.3     109.2
Income of Consolidated Group           242.7     197.9

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .2        .5
  Other                                  (.9)      1.4
    Total                                (.7)      1.9

Net Income                          $  242.0  $  199.8

Per Share:
  Net income - basic                $   1.03  $    .86
  Net income - diluted              $   1.03  $    .86

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                    EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME  (Deere & Company with
                                   Financial Services
                                   on the Equity Basis)
                                   --------------------
Millions of dollars except per       Six Months Ended
share amounts                            April 30
(Unaudited)                          2000      1999
                                   ---------  ---------
Net Sales and Revenues
Net sales of equipment              $5,204.1  $4,930.3
Finance and interest income             46.3      45.8
Insurance and health care premiums
Investment income                        7.7
Other income                            45.9      32.7
    Total                            5,304.0   5,008.8

Costs and Expenses
Cost of goods sold                   4,166.0   4,101.2
Research and development expenses      242.3     209.0
Selling, administrative and general
  expenses                             514.6     444.9
Interest expense                        80.9      82.7
Insurance and health care claims
  and benefits
Other operating expenses                15.6       (.7)
    Total                            5,019.4   4,837.1

Income of Consolidated Group
  Before Income Taxes                  284.6     171.7
Provision for income taxes             124.3      62.2
Income of Consolidated Group           160.3     109.5

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                77.2      83.9
  Other                                  4.5       6.4
    Total                               81.7      90.3

Net Income                          $  242.0  $  199.8


DEERE & COMPANY                      FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
                                    --------------------
Millions of dollars except per        Six Months Ended
share amounts                             April 30
(Unaudited)                            2000      1999
                                    --------  ----------
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  578.7  $  495.8
Insurance and health care premiums     238.0     379.1
Investment income                        5.1      34.7
Other income                            36.8      44.0
    Total                              858.6     953.6

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             165.8     200.1
Interest expense                       235.3     201.9
Insurance and health care claims
  and benefits                         185.1     309.4
Other operating expenses               144.1     106.8
    Total                              730.3     818.2

Income of Consolidated Group
  Before Income Taxes                  128.3     135.4
Provision for income taxes              45.8      47.0
Income of Consolidated Group            82.5      88.4

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .2        .5
  Other                                   .1        .1
    Total                                 .3        .6

Net Income                          $   82.8  $   89.0

DEERE & COMPANY                         CONSOLIDATED
CONDENSED CONSOLIDATED              (Deere & Company and
BALANCE SHEET                    Consolidated Subsidiaries)
                              --------------------------------
Millions of dollars            April 30   October 31  April 30
(Unaudited)                      2000       1999        1999
                              ---------  ---------  ----------
Assets
Cash and short-term
  investments                 $   370.4  $   295.5  $   295.3
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     370.4      295.5      295.3
Marketable securities             112.7      315.5      858.0
Receivables from
  unconsolidated subsidiaries
  and affiliates                  155.6       30.2       42.7
Trade accounts and notes
  receivable - net              3,815.2    3,251.1    4,271.8
Financing receivables - net     7,542.3    6,742.6    7,521.6
Other receivables                 226.0      273.9      407.0
Equipment on operating
  leases - net                  1,817.8    1,654.7    1,417.5
Inventories                     1,876.9    1,294.3    1,584.4
Property and equipment - net    1,778.2    1,782.3    1,672.7
Investments in unconsolidated
  subsidiaries and affiliates     165.5      151.5      181.4
Intangible assets - net           713.1      295.1      273.9
Prepaid pension costs             621.8      619.9      651.7
Other assets                      215.9      185.5      123.7
Deferred income taxes             686.7      598.1      456.8
Deferred charges                  107.1       88.0      100.8
    Total                     $20,205.2  $17,578.2  $19,859.3

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 6,562.7  $ 4,488.2  $ 6,648.9
Payables to unconsolidated
  subsidiaries and affiliates      65.9       15.5       51.1
Accounts payable and
  accrued expenses              2,717.8    2,432.8    2,586.6
Insurance and health care
  claims and reserves              55.2       55.4      405.8
Accrued taxes                      76.4      144.8       94.5
Deferred income taxes              64.4       63.0       18.4
Long-term borrowings            3,960.4    3,806.2    3,485.1
Retirement benefit accruals
  and other liabilities         2,486.2    2,478.0    2,394.3
    Total liabilities          15,989.0   13,483.9   15,684.7
Stockholders' equity            4,216.2    4,094.3    4,174.6
    Total                     $20,205.2  $17,578.2  $19,859.3

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services." Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED        (Deere & Company with Financial
BALANCE SHEET                   Services on the Equity Basis)
                             --------------------------------
Millions of dollars            April 30  October 31  April 30
(Unaudited)                      2000       1999       1999
                             ---------  ---------  ----------
Assets
Cash and short-term
  investments                $   144.2  $   111.7  $    61.1
Cash deposited with
  unconsolidated subsidiaries    131.5      117.4       68.1
    Cash and cash equivalents    275.7      229.1      129.2
Marketable securities                       205.3
Receivables from
  unconsolidated subsidiaries
  and affiliates                 336.5      266.0      242.2
Trade accounts and notes
  receivable - net             3,815.2    3,251.1    4,271.8
Financing receivables - net      134.2      118.4       93.5
Other receivables                104.1      129.4       43.8
Equipment on operating
  leases - net                                2.6
Inventories                    1,876.9    1,294.3    1,584.4
Property and equipment - net   1,733.4    1,738.8    1,624.4
Investments in unconsolidated
  subsidiaries and affiliates  1,462.2    1,362.8    1,756.1
Intangible assets - net          712.0      294.8      267.0
Prepaid pension costs            621.8      619.9      651.7
Other assets                      91.5       95.7       76.8
Deferred income taxes            680.9      592.9      435.7
Deferred charges                  99.2       80.8       70.7
    Total                    $11,943.6  $10,281.9  $11,247.3

Liabilities and Stockholders'
  Equity
Short-term borrowings        $ 2,028.4  $   642.2  $ 2,191.7
Payables to unconsolidated
  subsidiaries and affiliates     65.9       15.5       51.1
Accounts payable and
  accrued expenses             2,093.8    1,891.9    1,781.6
Insurance and health care
  claims and reserves
Accrued taxes                     66.4      138.1       86.4
Deferred income taxes              6.7        7.2        5.0
Long-term borrowings           1,004.2    1,036.1      596.5
Retirement benefit accruals
  and other liabilities        2,462.0    2,456.6    2,360.4
    Total liabilities          7,727.4    6,187.6    7,072.7
Stockholders' equity           4,216.2    4,094.3    4,174.6
    Total                    $11,943.6  $10,281.9  $11,247.3


DEERE & COMPANY                      FINANCIAL SERVICES
CONDENSED CONSOLIDATED
BALANCE SHEET
                              -------------------------------
Millions of dollars            April 30  October 31  April 30
(Unaudited)                      2000       1999       1999
                              ---------  ---------  ----------
Assets
Cash and short-term
  investments                 $   226.2  $   183.8  $   234.1
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     226.2      183.8      234.1
Marketable securities             112.6      110.1      858.0
Receivables from
  unconsolidated subsidiaries
  and affiliates                   92.6        4.8        5.1
Trade accounts and notes
  receivables - net
Financing receivables - net     7,408.1    6,624.2    7,428.1
Other receivables                 121.8      144.5      363.2
Equipment on operating
  leases - net                  1,817.8    1,652.2    1,417.5
Inventories
Property and equipment - net       44.8       43.5       48.3
Investments in unconsolidated
  subsidiaries and affiliates      11.7        9.9       10.2
Intangible assets - net             1.1         .3        6.9
Prepaid pension costs
Other assets                      124.4       89.8       46.9
Deferred income taxes               5.8        5.2       21.1
Deferred charges                    7.9        7.2       30.1
    Total                     $ 9,974.8   $8,875.5  $10,469.5

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 4,534.3   $3,846.0  $ 4,457.2
Payables to unconsolidated
  subsidiaries and affiliates     405.2      358.1      272.7
Accounts payable and
  accrued expenses                624.0      540.8      804.9
Insurance and health care
  claims and reserves              55.2       55.4      405.8
Accrued taxes                      10.0        6.8        8.1
Deferred income taxes              57.7       55.8       13.4
Long-term borrowings            2,956.2    2,770.1    2,888.6
Retirement benefit accruals
  and other liabilities            24.0       21.3       33.9
    Total liabilities           8,666.6    7,654.3    8,884.6
Stockholders' equity            1,308.2    1,221.2    1,584.9
    Total                      $9,974.8   $8,875.5  $10,469.5

DEERE & COMPANY                         CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
CONSOLIDATED CASH FLOWS          Consolidated Subsidiaries)
                                 --------------------------
                                     Six Months Ended
                                         April 30
Millions of dollars (Unaudited)       2000       1999
                                    --------   ---------
Cash Flows from Operating Activities
Net income                          $  242.0   $  199.8
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (696.7)    (527.4)
    Net cash provided by (used for)
      operating activities            (454.7)    (327.6)

Cash Flows from Investing Activities
Collections of financing receivables 3,338.6    3,081.4
Proceeds from sales of financing
  receivables                          154.1      297.4
Proceeds from maturities and sales
  of marketable securities             229.7       76.6
Proceeds from sales of equipment on
  operating leases                     151.4       95.9
Cost of financing receivables
  acquired                          (4,179.3)  (4,007.1)
Purchases of marketable securities     (30.7)     (62.5)
Purchases of property and equipment   (109.1)    (116.5)
Cost of operating leases acquired     (460.9)    (389.6)
Acquisitions of businesses, net of
  cash acquired                       (568.2)     (62.2)
Increase in receivables with
  unconsolidated affiliates            (87.8)      (5.1)
Other                                   39.9       14.8
    Net cash used for investing
      activities                    (1,522.3)  (1,076.9)

Cash Flows from Financing Activities
Increase in short-term
  borrowings                         2,258.7      904.2
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings   1,012.0    1,548.9
Principal payments on long-term
  borrowings                        (1,119.6)    (915.2)
Proceeds from issuance of
  common stock                           5.9        3.1
Repurchases of common stock                       (46.1)
Dividends paid                        (102.9)    (102.7)
Other                                    (.1)      (1.2)
  Net cash provided by
    financing activities             2,054.0    1,391.0

Effect of Exchange Rate
  Changes on Cash                       (2.1)       (.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  74.9      (14.4)
Cash and Cash Equivalents at
  Beginning of Period                  295.5      309.7
Cash and Cash Equivalents at
  End of Period                     $  370.4  $   295.3

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment
Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                     EQUIPMENT OPERATIONS

CONDENSED STATEMENT OF             (Deere & Company with
CONSOLIDATED CASH FLOWS          Financial Services on the
                                       Equity Basis)
                                 -------------------------
                                     Six Months Ended
                                         April 30
Millions of dollars (Unaudited)       2000      1999
                                    --------  ----------
Cash Flows from Operating Activities
Net income                          $  242.0  $  199.8
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (995.5)   (658.4)
    Net cash provided by (used for)
      operating activities            (753.5)   (458.6)

Cash Flows from Investing Activities
Collections of financing receivables    18.9      12.3
Proceeds from sales of financing
  receivables
Proceeds from maturities and sales
  of marketable securities             202.8
Proceeds from sales of equipment on
  operating leases                       1.1
Cost of financing receivables
  acquired                              (4.3)    (22.2)
Purchases of marketable securities
Purchases of property and equipment   (104.1)   (110.2)
Cost of operating leases acquired        (.3)
Acquisitions of businesses, net of
  cash acquired                       (567.2)    (41.5)
Increase in receivables with
  unconsolidated affiliates
Other                                    (.5)      4.7
  Net cash used for investing
    activities                        (453.6)   (156.9)

Cash Flows from Financing Activities
Increase in short-term
  borrowings                         1,356.3     637.9
Change in intercompany
  receivables/payables                   (.6)     (2.3)
Proceeds from long-term borrowings       1.5      48.9
Principal payments on long-term
  borrowings                            (3.7)
Proceeds from issuance of
  common stock                           5.9       3.1
Repurchases of common stock                      (46.1)
Dividends paid                        (102.9)   (102.7)
Other                                    (.1)     (1.1)
  Net cash provided by
    financing activities             1,256.4     537.7

Effect of Exchange Rate
  Changes on Cash                       (2.7)      (.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  46.6     (78.7)
Cash and Cash Equivalents at
  Beginning of Period                  229.1     207.9
Cash and Cash Equivalents at
  End of Period                     $  275.7  $  129.2


DEERE & COMPANY                     FINANCIAL SERVICES
                                    -------------------
CONDENSED STATEMENT OF                Six Months Ended
CONSOLIDATED CASH FLOWS                   April 30
Millions of dollars (Unaudited)        2000       1999
                                    --------   --------
Cash Flows from Operating Activities
Net income                          $   82.8   $   89.0
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                 226.0       51.9
    Net cash provided by (used for)
      operating activities             308.8      140.9

Cash Flows from Investing Activities
Collections of financing receivables 3,319.7    3,069.1
Proceeds from sales of financing
  receivables                          154.1      297.4
Proceeds from maturities and sales
  of marketable securities              27.0       76.6
Proceeds from sales of equipment on
  operating leases                     150.2       95.9
Cost of financing receivables
  acquired                          (4,175.0)  (3,984.9)
Purchases of marketable securities     (30.7)     (62.5)
Purchases of property and equipment     (5.0)      (6.3)
Cost of operating leases acquired     (460.6)    (389.6)
Acquisitions of businesses, net of
  cash acquired                         (1.1)     (20.7)
Increase in receivables with
  unconsolidated affiliates            (87.8)      (5.1)
Other                                   36.6       10.0
  Net cash used for investing
    activities                      (1,072.6)    (920.1)

Cash Flows from Financing Activities
Increase in short-term
  borrowings                           902.4      266.3
Change in intercompany
  receivables/payables                  14.7      (69.3)
Proceeds from long-term borrowings   1,010.5    1,500.0
Principal payments on long-term
  borrowings                        (1,115.9)    (915.2)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                         (10.0)     (10.0)
Other                                    4.0
  Net cash provided by
    financing activities               805.7      771.8

Effect of Exchange Rate
  Changes on Cash                         .5

Net Increase (Decrease) in Cash
  and Cash Equivalents                  42.4       (7.4)
Cash and Cash Equivalents at
  Beginning of Period                  183.8      241.5
Cash and Cash Equivalents at End
  of Period                        $   226.2   $  234.1

               Notes to Interim Financial Statements

1. The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements represent the consolidation of all Deere & Company's subsidiaries. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, construction equipment, commercial and consumer equipment and special technologies operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit, insurance and health care operations. The insurance operations were sold during the fourth quarter of 1999.

2. Dividends declared and paid on a per share basis were as follows:

                        Three Months Ended   Six Months Ended
                             April 30             April 30
                         2000      1999       2000      1999
                         ----------------    ----------------
     Dividends declared  $.22      $.22       $.44      $.44
     Dividends paid      $.22      $.22       $.44      $.44

3. The calculation of primary net income per share is based on the average number of shares outstanding during the six months ended April 30, 2000 and 1999 of 234.0 million and 232.2 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

4. Comprehensive income, which includes all changes in the Company's equity during the period except transactions with stockholders, was as follows in millions of dollars:

                            Three Months       Six Months
                           Ended April 30    Ended April 30
                           2000     1999     2000     1999
                          ---------------   ---------------
Net income                $204.3   $150.1   $242.0   $199.8

Other comprehensive income
  (loss), net of tax:

Change in cumulative
  translation adjustment   (40.0)    (2.4)   (34.6)   (11.5)

Unrealized gain (loss) on
  marketable securities      (.3)    (2.3)    (5.2)     2.2
                          ------   ------   ------   ------
Comprehensive income      $164.0   $145.4   $202.2   $190.5
                          ======   ======   ======   ======

Page 14